Exhibit 99.2

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2012 (Unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$44,269	$40,993
Accounts receivable, less allowance for doubtful account of $2,349,568 and $2,146,864 in 2012 and 2011, respectively	8,177,294	9,555,912
Agency receivables	466,644	1,351,065
Other receivables	964,209	634,306
Other current assets	1,037,650	924,619

Total current assets	10,690,066	12,506,895
Property and equipment, net	23,333,980	14,419,162
Property and equipment held for sale	330,413	281,592
Goodwill	16,549,781	16,549,781
Other long-term assets	645,518	1,817,151

	$51,549,758	$45,574,581

Liabilities and Member’s Equity
Current liabilities:
Current installments of long-term debt	$336,564	$—
Line of credit	2,276,425	3,128,878
Accounts payable	3,078,410	2,371,315
Accrued salaries and benefits	2,677,186	3,135,276
Other accrued expenses	316,639	367,771

Total current liabilities	8,685,224	9,003,240
Long-term debt, excluding current installments	2,316,149	—
Other long-term liabilities	957,814	835,018

Total liabilities	11,959,187	9,838,258
Member’s equity	39,590,571	35,736,323

	$51,549,758	$45,574,581

See accompanying notes to the consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Consolidated Statements of Operations and Changes in Member’s Equity

(Unaudited)

	Nine months ended September 30,
	2012	2011
Revenue:
Net patient revenues	$48,239,773	$40,771,217
Other revenue	187,122	143,721

Total revenue before provision for doubtful accounts	48,426,895	40,914,938
Less provision for doubtful accounts	1,156,931	1,350,759

Total revenue	47,269,964	39,564,179

Operating expenses:
Salaries and benefits	24,649,975	22,189,389
Professional fees	1,665,597	1,735,346
Supplies	2,222,898	2,116,989
Rent	471,097	1,334,049
Depreciation and amortization	951,321	674,266
Insurance	421,465	540,424
Utilities	849,509	756,534
Repairs and maintenance	421,969	358,870
Other expenses	7,035,901	5,566,839

Total operating expenses	38,689,732	35,272,706

Operating income from continuing operations	8,580,232	4,291,473

Other income (expense):
Interest expense, net	(241,584)	(105,364)
Management fees	(523,688)	(812,521)
Gain on disposal of property	1,000	—

Total other expense	(764,272)	(917,885)

Income from continuing operations before income taxes	7,815,960	3,373,588
Income tax expense (benefit)	(5,230)	160,399

Net income from continuing operations	7,821,190	3,213,189
Net loss from discontinued operations	(2,839,493)	(1,626,166)

Net income	4,981,697	$1,587,023

Distributions to member, net	(1,127,449)
Member’s equity at beginning of period	35,736,323

Member’s equity at end of period	$39,590,571

See accompanying notes to the consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$4,981,697	$1,587,023

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,003,559	713,840
Provision for doubtful accounts	1,688,638	1,930,307
Gain on disposal of property	(1,000)	—
(Increase) decrease in operating assets:
Accounts receivable	(639,923)	(2,539,976)
Agency receivables	884,421	(554,680)
Other current assets	(183,797)	(82,037)
Other long-term assets	62,098	1,215
Increase in operating liabilities:
Accounts payable	707,095	796,418
Other accrued expenses	(509,222)	711,959
Other liabilities	122,796	412,171

Total adjustments	3,134,665	1,389,217

Net cash provided by operating activities	8,116,362	2,976,240

Cash flows from investing activities:
Routine and maintenance capital additions	(5,908,795)	(3,667,186)

Net cash used by investing activities	(5,908,795)	(3,667,186)

Cash flows from financing activities:
Repayments of line of credit, net	(852,453)	819,510
Payments of long-term debt	(224,389)	—
Distributions to members, net	(1,127,449)	(142,788)

Net cash provided (used) by financing activities	(2,204,291)	676,722

Increase (decrease) in cash	3,276	(14,224)
Cash and cash equivalents at beginning of period	40,993	40,906

Cash and cash equivalents at end of period	$44,269	$26,682

Supplemental disclosures of cash flow information:
Interest paid	$243,246	$105,163

Income taxes paid (refunded)	$102,907	$61,895

See accompanying notes to the consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(1)	Description of Business and Basis of Presentation

(a)	Organization

Behavioral Centers of America, LLC, and Subsidiaries (“BCA”), a wholly-owned subsidiary of Behavioral Centers of America Holdings, LLC, was formed to provide behavioral health services, including acute psychiatric care, residential treatment, partial hospitalization care, intensive outpatient services and outpatient services. BCA currently serves patients in Ohio, Texas, and Michigan. Its corporate office is located in Nashville, Tennessee.

(b)	Principles of consolidation

These consolidated financial statements include the accounts of all of the Company’s wholly-owned subsidiary companies. All significant intercompany accounts and transactions have been eliminated.

(c)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Fair value measurements

Fair value is a market based measurement, not an entity specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity’s own assumptions about market participant assumptions (Level 3). The Company does not have any fair value measurements using significant unobservable inputs (Level 3) as of September 30, 2012 or December 31, 2011.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(e)	New accounting pronouncements

In July 2012, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2012-02, “Intangibles--Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”). ASU 2012-02 states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. This allows for the same evaluation as described in ASU 2011-08 for “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued, or for nonpublic entities, have not yet been made available for issuance. ASU 2012-02 is not expected to significantly impact the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220) — Presentation of Comprehensive Income” (“ASU 2011-05”). ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. Instead, ASU 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 is required to be applied retrospectively and is effective for public companies for fiscal years beginning after December 15, 2011 and interim periods within those fiscal years. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. These changes became effective for the Company beginning January 1, 2012. The adoption of ASU 2011-05 did not have a significant impact on the Company’s consolidated financial statements.

(f)	Events occurring after reporting date

On November 21, 2012, the Company entered into an agreement with Acadia Healthcare Company, Inc. (“Acadia”) whereby Acadia will acquire the membership interest of the Company for approximately $145.0 million of cash consideration. The sale is expected to close by December 31, 2012.

The Company has evaluated events and transactions that occurred between September 30, 2012 and December 3, 2012, which is the date that the consolidated financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

(2)	Credit risk and other concentrations

The Company may maintain cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

Accounts receivable consist primarily of amounts due from patients (funded through Medicare, Medicaid, health management organizations, other contractual programs and private payors). As of September 30, 2012 and December 31, 2011, approximately 40% and 39% of the Company’s accounts receivable were from Medicare and Medicaid programs, respectively. For the nine months ended September 30, 2012 and 2011, approximately 47% and 48%, respectively, of the Company’s net revenues were from Medicare and Medicaid programs.

(3)	Property and equipment

A summary of property and equipment, including property and equipment held for sale, as of September 30, 2012 and December 31, 2011 is as follows:

	September 30, 2012	December 31, 2011
Land and land improvements	$1,287,869	$787,869
Buildings	16,871,345	11,050,226
Leasehold improvements	1,524,659	1,485,522
Computer equipment and furniture and fixture	6,172,423	3,868,075
Construction in progress	2,491,560	1,272,091

	28,347,856	18,463,783
Less accumulated depreciation and amortization	4,683,463	3,763,029

	$23,664,393	$14,700,754

During October 2012, the Company entered into a purchase agreement to purchase the property of the Company’s facility in Midland, Texas. The property was previously leased by the Company. Under this agreement, the property included all real property, personal property, equipment and furniture for total consideration of approximately $6,300,000, which was funded through a draw on the Company’s existing line of credit (see Note 4). The facility in Midland, Texas, Permian Basin, is accounted for within these consolidated financial statements as discontinued operations (see Note 7).

(4)	Line of credit

The Company has a $13,000,000 line of credit arrangement available with a bank at September 30, 2012. There was $2,276,425 and $3,128,878 outstanding on the line of credit at September 30, 2012 and December 31, 2011, respectively. Borrowings under the line of credit bear interest, payable monthly, on the amount borrowed at an annual interest rate fluctuating between 30-day LIBOR plus 300 and 400 basis points, with a floor of 4%. The interest rate is based on a financial ratio of measurement determined monthly and was 4% as of September 30, 2012. The line of credit is secured by substantially all non-real estate assets of the Company and matures on July 5, 2013. The line of credit places certain restrictions and limitations upon the Company. These include the maintenance of certain financial ratios. The Company was in compliance with all covenants as of September 30, 2012 and December 31, 2011.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(5)	Long-term debt

The Company has a loan agreement with a bank in the amount of $2,652,713 at September 30, 2012. The loan bears interest at a 4.75% fixed rate per annum is due in monthly principal installments of $28,047 through July 2015. The loan is secured by certain assets of a subsidiary.

(6)	Note receivable from physician

The Company has a note receivable from a physician of approximately $226,000 and $264,000 as of September 30, 2012 and December 31, 2011, respectively, which is included in other long-term assets on the consolidated balance sheets. The note bears interest at the prime rate which is 3.25% at September 30, 2012. The Company may withhold certain amounts owed to the physician under an employment agreement and credit such amounts to the note receivable on a monthly basis. All unpaid principal and interest is due on December 31, 2016. The Company’s management regularly reviews the notes receivable and provides an allowance for uncollectible amounts when considered necessary. As of September 30, 2012, the Company did not consider any allowance to be necessary.

(7)	Discontinued Operations

Generally accepted accounting principles requires that all components of an entity that have been disposed of (by sale, by abandonment or in a distribution to owners) or are held for sale and whose cash flows can be clearly distinguished from the rest of the entity be presented as discontinued operations. In connection with the sale of the Company to Acadia, the Company will divest its Permian Basin facility. The results of operations of the Company’s Permian Basin facility have been reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

A summary of results from discontinued operations is approximately as follows:

	Nine months ended September 30,
	2012	2011
Net revenue	$4,635,000	$5,360,000

Net loss from discontinued operations	$2,839,000	$1,626,000

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

Assets and liabilities associated with this facility which are included in the accompanying consolidated balance sheets as of September 30, 2012 and December 31, 2011 are approximately as follows:

	September 30, 2012	December 31, 2011
Current assets	$1,603,000	$1,758,000
Property and equipment	330,000	282,000
Other long-term assets	387,000	387,000

Total assets	$2,320,000	$2,427,000

Current liabilities	$390,000	$291,000
Other long-term liabilities	431,000	365,000

Total liabilities	$821,000	$656,000

(8)	Income taxes

The Company is organized as a limited liability company and is taxed as a partnership for federal and state tax purposes. Under federal and state income tax provisions, the Company is not subject to income taxes on its taxable income. Instead, the Company’s income and losses pass through to the members and are taxed at the individual level. All taxable income and losses are allocated to the members in accordance with operating agreements for inclusion in their personal tax returns. Certain subsidiaries in Ohio, Texas and Michigan, however, are subject to various state and local income taxes. In addition, Cedar Crest Clinic, a Texas not-for-profit corporation and StoneCrest Clinic, a Michigan not for profit corporation, both controlled by the Company, are taxable for federal and state income tax purposes.

Under generally accepted accounting principles, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

As of September 30, 2012, the Company has accrued no interest and no penalties related to uncertain tax positions. It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files a U.S. Partnership Information return and state of Michigan, Ohio, Tennessee and Texas tax returns. The Company is currently open to audit under the statute of limitations for the years ended December 31, 2009 through 2011.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

The Company has subsidiaries that are subject to various federal, regional and local income taxes. Two of the Company’s subsidiaries had approximately $150,000 in federal net operating losses to offset future taxable income as of December 31, 2011. The federal net operating losses were to expire at various times between 2019 and 2025. Deferred tax assets of approximately $38,000 at December 31, 2011 which related to net operating losses, were not reflected within the accompanying consolidated balance sheet due to the establishment of a full valuation allowance. Other differences between the financial reporting basis and tax basis of the Company’s assets and liabilities are not material to the consolidated financial statements.

(9)	Commitments and contingencies

Litigation

BCA is involved in litigation with the former owner of one of its subsidiaries in Texas related to payments made by the State of Texas under the Medicaid Disproportionate Share Hospital Program. These payments were paid to BCA subsequent to its acquisition of the subsidiary in April 2005; however, the former owner is claiming that these amounts should have been excluded from the assets purchased. BCA was acquired during 2007 and since the litigation relates to a transaction occurring prior to the acquisition date, the Company believes and has notified the former shareholders that this claim would fall under the indemnity provision of the 2007 unit purchase agreement. Management plans on vigorously defending this case and at this time, the ultimate outcome and any potential loss is uncertain; however, management believes that any settlement would not exceed the indemnity that has been established and therefore would not have a material adverse effect on the Company’s financial position or results of operation. As these matters develop, it is reasonably possible management’s estimate of their effect could change and an accrual could be required.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations. At September 30, 2012 and December 31, 2011, the Company has a general reserve of approximately $489,000 and $420,000, respectively, which is included in other long-term liabilities on the consolidated balance sheet.

Healthcare Industry

The delivery of personal and health care services entails an inherent risk of liability. Participants in the health care services industry have become subject to an increasing number of lawsuits alleging negligence or related legal theories, many of which involve large claims and result in the incurrence of significant exposure and defense costs. The Company and its subsidiaries are insured with respect to medical malpractice risk on a claims-made basis. The Company also maintains insurance for general liability, director and officer liability and property. Certain policies are subject to deductibles. In addition to the insurance coverage provided, the Company indemnifies certain officers and directors for actions taken on behalf of the Company and its subsidiaries. Management is not aware of any claims against it or its subsidiaries which would have a material financial impact.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations.

Healthcare Reform

In March 2010, Congress adopted comprehensive health care insurance legislation, the Patient Care Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (“collectively, the “Health Care Reform Legislation”). The Health Care Reform Legislation, among other matters, is designed to expand access to health care coverage to substantially all citizens through a combination of public program expansion and private industry health insurance. Provisions of the Health Care Reform Legislation become effective at various dates over the next several years and a number of additional steps are required to implement these requirements. Due to the complexity of the Health Care Reform Legislation, reconciliation and implementation of the legislation continues to be under consideration by lawmakers, and it is not certain as to what changes may be made in the future regarding health care policies. Changes to existing Medicaid coverage and payments are also expected to occur as a result of this legislation. While the full impact of Health Care Reform Legislation is not yet fully known, changes to policies regarding reimbursement, universal health insurance and managed competition may materially impact the Company’s operations.

(10)	Related party transactions

The Company paid consulting fees to a board member which approximated $22,500 and $195,000 during the nine months ended September 30, 2012 and 2011, respectively. The Company also paid $524,000 and $813,000 for management services fees during the nine months ended September 30, 2012 and 2011, respectively, to the member and an affiliate of the member.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Behavioral Centers of America, LLC and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Behavioral Centers of America, LLC and Subsidiaries (collectively, the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations and changes in member’s equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Behavioral Centers of America, LLC and Subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12(b) to the consolidated financial statements, subsequent to December 31, 2011 the member of the Company has entered into an agreement to sell its membership interests.

/s/ Lattimore Black Morgan & Cain, PC

Brentwood, Tennessee

December 3, 2012

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
Assets
Current assets:
Cash and cash equivalents	$40,993	$40,906
Accounts receivable, less allowance for doubtful account of $2,146,864 and $1,725,092 in 2011 and 2010, respectively	9,555,912	7,539,438
Agency receivables	1,351,065	1,528,001
Other receivables	634,306	955,847
Other current assets	924,619	976,871

Total current assets	12,506,895	11,041,063
Property and equipment, net	14,419,162	11,404,234
Property and equipment, held for sale	281,592	217,322
Goodwill	16,549,781	16,549,781
Other long-term assets	1,817,151	643,752

	$45,574,581	$39,856,152

Liabilities and Member’s Equity
Current liabilities:
Line of credit	$3,128,878	$2,836,964
Accounts payable	2,371,315	2,040,591
Accrued salaries and benefits	3,135,276	2,141,425
Other accrued expenses	367,771	252,124

Total current liabilities	9,003,240	7,271,104
Other long-term liabilities	835,018	959,748

Total liabilities	9,838,258	8,230,852
Member’s equity	35,736,323	31,625,300

	$45,574,581	$39,856,152

See accompanying notes to the consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Consolidated Statements of Operations and Changes in Member’s Equity

Years ended December 31, 2011 and 2010

	2011	2010
Revenue:
Net patient revenues	$54,318,353	$47,918,827
Other revenue	188,207	238,444

Total revenue before provision for doubtful accounts	54,506,560	48,157,271
Less provision for doubtful accounts	1,443,025	1,009,425

Total revenue	53,063,535	47,147,846

Operating expenses:
Salaries and benefits	28,920,292	26,422,057
Professional fees	3,198,905	2,551,959
Supplies	2,885,739	2,861,730
Rent	1,151,578	1,737,724
Depreciation and amortization	954,869	946,225
Insurance	683,397	802,388
Utilities	999,728	1,035,093
Repairs and maintenance	458,021	414,607
Other expenses	7,628,315	6,800,338

Total operating expenses	46,880,844	43,572,121

Operating income from continuing operations	6,182,691	3,575,725

Other income (expense):
Interest expense, net	(134,635)	(120,851)
Management fees	(923,577)	(469,513)
Gain on disposal of property	—	497,069

Total other income (expense)	(1,058,212)	(93,295)

Income from continuing operations before income taxes	5,124,479	3,482,430
Income taxes	219,226	196,195

Net income from continuing operations	4,905,253	3,286,235
Net loss from discontinued operations	2,455,613	3,215,594

Net income	2,449,640	70,641
Contributions from members, net	1,661,383	13,960
Member’s equity at beginning of year	31,625,300	31,540,699

Member’s equity at end of year	$35,736,323	$31,625,300

See accompanying notes to the consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2011 and 2010

	2011	2010
Cash flows from operating activities:
Net income	$2,449,640	$70,641

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,010,758	989,936
Provision for doubtful accounts	2,330,120	1,990,601
Gain on disposal of property	—	(497,069)
(Increase) decrease in operating assets:
Accounts receivable	(4,025,053)	(2,571,076)
Agency receivables	176,936	(867,997)
Other current assets	29,537	733,632
Other long-term assets	(63,864)	(72,053)
Increase in operating liabilities:
Accounts payable	330,724	(9,898)
Accrued expenses	1,109,498	353,727
Other liabilities	(124,730)	525,603

Total adjustments	773,926	575,406

Net cash provided by operating activities	3,223,566	646,047

Cash flows from investing activities:
Routine and maintenance capital additions	(5,176,776)	(1,336,201)

Net cash used by investing activities	(5,176,776)	(1,336,201)

Cash flows from financing activities:
Proceeds from line of credit, net	291,914	665,688
Contributions from members, net	1,661,383	13,960

Net cash provided by financing activities	1,953,297	679,648

Increase (decrease) in cash	87	(10,506)
Cash and cash equivalents at beginning of year	40,906	51,412

Cash and cash equivalents at end of year	$40,993	$40,906

See accompanying notes to the consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

(1)	Nature of operations

Behavioral Centers of America, LLC, and Subsidiaries (“BCA”), a wholly-owned subsidiary of Behavioral Centers of America Holdings, LLC, was formed to provide behavioral health services, including acute psychiatric care, residential treatment, partial hospitalization care, intensive outpatient services and outpatient services. BCA currently serves patients in Ohio, Texas, and Michigan. Its corporate office is located in Nashville, Tennessee.

(2)	Summary of significant accounting policies

(a)	Principles of consolidation

These consolidated financial statements include the accounts of all of the Company’s wholly-owned subsidiary companies. All significant intercompany accounts and transactions have been eliminated.

(b)	Fair value measurements

Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity’s own assumptions about market participant assumptions (Level 3). The Company does not have any fair value measurements using significant unobservable inputs (Level 3) as of December 31, 2011 and 2010.

(c)	Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of less than three months to be cash equivalents.

(d)	Accounts receivable

The Company receives payment for services rendered from federal and state agencies (including Medicare and Medicaid programs), private insurance carriers, employers, managed care programs and patients. The Company manages receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. The Company records an allowance for uncollectible accounts for all self-pay receivables greater than 90 days outstanding and all other receivables greater than 150 days outstanding. Late and interest charges, if any, are recorded when received. Receivables are generally uncollateralized, but credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

(e)	Third party settlements

Accounts receivable and the related revenues are recorded during the period the related healthcare services are provided, based upon the estimated amounts due from third-party payors, including federal and state agencies (including the Medicare and Medicaid programs), private insurance carriers, employers, managed care programs and patients. Estimates of contractual allowances under managed care health plans are based upon the payment terms specified in the related contractual agreement. Managed care agreements’ contractual payment terms are generally based upon predetermined rates per diagnosis, per diem rates or discounted fee-for-service rates. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates related to these programs will change by a material amount. The estimated reimbursement amounts are adjusted in subsequent periods as cost reports are prepared and filed and as final settlements are determined. The adjustments resulting from tentative or final settlements to estimated reimbursement amounts resulted in a decrease to revenue of approximately $400,000 for the year ended December 31, 2010.

(f)	Inventories

Inventories consist of medical and other supplies and are stated at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market (net realizable value).

(g)	Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided over the assets’ estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term. Land improvements are depreciated over ten years, buildings are depreciated over twenty to forty years, computer equipment and furniture and fixtures are depreciated over three to ten years.

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation or amortization are removed from the accounts, and the resulting gain or loss is included in operations.

(h)	Goodwill

The Company reviews goodwill for impairment on an annual basis or more frequently if impairment indicators arise. In the event goodwill is considered to be impaired, the asset would be required to be recorded at fair value and a charge to earnings would be recorded during the period in which management makes such impairment assessment. During the years ended December 31, 2011 and 2010, the Company did not recognize any amounts in earnings related to changes in fair value.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

(i)	Income taxes

The Company is organized as a limited liability company and is taxed as a partnership for federal and state tax purposes. Under federal and state income tax provisions, the Company is not subject to income taxes on its taxable income. Instead, the Company’s income and losses pass through to the members and are taxed at the individual level. All taxable income and losses are allocated to the members in accordance with operating agreements for inclusion in their personal tax returns. Certain subsidiaries in Ohio, Texas and Michigan, however, are subject to various state and local income taxes. In addition, Cedar Crest Clinic, a Texas not-for-profit corporation and StoneCrest Clinic, a Michigan not-for-profit corporation, both controlled by the Company, are taxable for federal and state income tax purposes.

Under generally accepted accounting principles, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax purposes not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

As of December 31, 2011, the Company has accrued no interest and no penalties related to uncertain tax positions. It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files a U.S. Partnership Information return and state of Michigan, Ohio, Tennessee and Texas tax returns. The Company is currently open to audit under the statute of limitations for the years ended December 31, 2008 through 2010.

(j)	Revenue recognition

Substantially all revenues of the Company are derived from behavioral health services, including acute psychiatric care, residential treatment, partial hospitalization care, intensive outpatient services and outpatient services. It is the Company’s policy to recognize revenues as services are provided to patients. Revenue is reported at the estimated net realizable amount from patients, third-party payors and others for services rendered. Provisions for estimated adjustments have been reflected in net revenues and approximated $37,100,000 and $29,400,000 in 2011 and 2010, respectively, which is inclusive of $6,000,000 and $2,600,000, respectively, in provisions for estimated adjustments related to discontinued operations. Differences between estimated adjustments and final settlements are recorded in the year of the settlement.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue. The amount of costs recognized in the statements of operations for providing charity care aggregated approximately $2,900,000 and $4,640,000 in 2011 and 2010, respectively, which is inclusive of $850,000 and $580,000, respectively, in charity care related to discontinued operations. These costs were estimated based on the ratio of total costs to gross charges.

(k)	Advertising costs

Advertising costs are expensed as incurred.

(l)	Realization of long-lived assets

Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management’s estimate of the recoverability of these assets.

(m)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(n)	New accounting pronouncements

In September 2011, the Financial Accounting Standards Board (“FASB”) issued accounting standards relating to goodwill and other intangibles. This guidance allows an entity the option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test prescribed by current accounting standards. Under that option, an entity would no longer be required to calculate the fair value of a reporting unit unless the entity determines, based on the qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. An entity can bypass the qualitative assessment for any reporting unit in any period and proceed directly to the quantitative goodwill impairment test, and then resume performing the qualitative assessment in any subsequent period. These standards are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The adoption of this accounting standard is not expected to have a material impact on the Company’s consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

In July 2011, the FASB issued accounting standards that require changes in financial statement presentation and enhanced disclosures by health care entities that recognize significant amounts of patient service revenue at the time services are rendered without taking account of patients’ ability to pay. These standards require health care entities to change the presentation of their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). Additionally, these entities will be required to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. These changes have been reflected within the consolidated financial statements for all periods presented.

(o)	Events occurring after reporting date

The Company has evaluated events and transactions that occurred between December 31, 2011 and December 3, 2012, which is the date that the consolidated financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

(3)	Credit risk and other concentrations

The Company may maintain cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

Accounts receivable consist primarily of amounts due from patients (funded through Medicare, Medicaid, health management organizations, other contractual programs and private payors). As of December 31, 2011 and 2010, approximately 39% and 44% of the Company’s accounts receivable were from Medicare and Medicaid programs, respectively. For 2011 and 2010, approximately 45% and 49% of the Company’s net revenues were from Medicare and Medicaid programs, respectively.

(4)	Property and equipment

A summary of property and equipment, including property and equipment held for sale, as of December 31, 2011 and 2010 is as follows:

	2011	2010
Land and land improvements	$787,869	$787,869
Buildings	11,050,226	9,104,149
Leasehold improvements	1,485,522	846,306
Computer equipment and furniture and fixture	3,868,075	3,264,244
Construction in progress	1,272,091	398,791

	18,463,783	14,401,359
Less accumulated depreciation and amortization	3,763,029	2,779,803

	$14,700,754	$11,621,556

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

The Company is in the process of constructing various expansions and additions to existing facilities. The total commitment for these projects in 2012 is approximately $138,000.

(5)	Line of credit

The Company has a $8,000,000 line of credit arrangement available with a bank at December 31, 2011. There was $3,128,878 and $2,836,964 outstanding on the line of credit at December 31, 2011 and 2010, respectively. Borrowings under the line of credit bear interest, payable monthly, on the amount borrowed at an annual interest rate fluctuating between 30-day LIBOR plus 300 and 400 basis points, with a floor of 4%. The interest rate is based on a financial ratio of measurement determined monthly and was 4% as of December 31, 2011. The line of credit is secured by substantially all non-real estate assets of the Company and matured on July 5, 2012. During 2012, the Company amended the line of credit and extended the maturity to July 5, 2013. The line of credit places certain restrictions and limitations upon the Company. These include the maintenance of certain financial ratios. The Company was in compliance with all covenants as of December 31, 2011 and 2010.

(6)	Note receivable from physician

The Company has a note receivable from a physician of approximately $264,000 as of December 31, 2011 which is included in other long-term assets on the consolidated balance sheet. The note bears interest at the prime rate which is 3.25% at December 31, 2011. The Company may withhold certain amounts owed to the physician under an employment agreement and credit such amounts to the note receivable on a monthly basis. All unpaid principal and interest is due on December 31, 2016. The Company’s management regularly reviews the notes receivable and provides an allowance for uncollectible amounts when considered necessary. As of December 31, 2011, the Company did not consider any allowance to be necessary.

(7)	Employee benefit plan

The Company sponsors a 401(k) plan covering substantially all employees. Company contributions are made at management’s discretion. The Company contributed approximately $142,000 and $129,000 to the plan during 2011 and 2010, respectively.

(8)	Income taxes

The Company has subsidiaries that are subject to various federal, regional and local income taxes. Two of the Company’s subsidiaries have approximately $150,000 in federal net operating losses to offset future taxable income. The federal net operating losses expire at various times between 2019 and 2025. Deferred tax assets of approximately $38,000 at December 31, 2011 which relate to net operating losses, have not been reflected within the accompanying consolidated balance sheet due to the establishment of a full valuation allowance. The valuation allowance was established to reduce the deferred income tax assets to the amount that will more likely than not be realized. Other differences between the financial reporting basis and tax basis of the Company’s assets and liabilities are not material to the consolidated financial statements.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

(9)	Commitments and contingencies

Operating Lease Commitments

The Company utilizes various office space and equipment under operating leases. In addition, the Company leases two of its inpatient facilities and two of its outpatient facilities. Rent expense under these leases amounted to approximately $2,032,000 and $2,623,000 in 2011 and 2010, respectively, inclusive of rent expense related to discontinued operations of $880,000 and $885,000, respectively. A summary of approximate future minimum payments, excluding the facility purchased in January 2012 (see Note 12(a)), under these leases as of December 31, 2011 is as follows:

Year
2012	$1,294,000
2013	1,146,000
2014	1,056,000
2015	903,000
2016	898,000
Thereafter	6,725,000

$12,022,000

It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future lease payments will not be less than the commitments for 2012.

Litigation

BCA is involved in litigation with the former owner of one of its subsidiaries in Texas related to payments made by the State of Texas under the Medicaid Disproportionate Share Hospital Program. These payments were paid to BCA subsequent to its acquisition of the subsidiary in April 2005; however, the former owner is claiming that these amounts should have been excluded from the assets purchased. BCA was acquired during 2007 and since the litigation relates to a transaction occurring prior to the acquisition date, the Company believes and has notified the former shareholders that this claim would fall under the indemnity provision of the 2007 unit purchase agreement. Management plans on vigorously defending this case and at this time, the ultimate outcome and any potential loss is uncertain; however, management believes that any settlement would not exceed the indemnity that has been established and therefore would not have a material adverse effect on the Company’s financial position or results of operation. As these matters develop, it is reasonably possible management’s estimate of their effect could change and an accrual could be required.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations. At December 31, 2011 and 2010, the Company has a general reserve of approximately $420,000 and $180,000, respectively, which is included in other long-term liabilities on the consolidated balance sheet.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

Healthcare Industry

The delivery of personal and health care services entails an inherent risk of liability. Participants in the health care services industry have become subject to an increasing number of lawsuits alleging negligence or related legal theories, many of which involve large claims and result in the incurrence of significant exposure and defense costs. The Company and its subsidiaries are insured with respect to medical malpractice risk on a claims-made basis. The Company also maintains insurance for general liability, director and officer liability and property. Certain policies are subject to deductibles. In addition to the insurance coverage provided, the Company indemnifies certain officers and directors for actions taken on behalf of the Company and its subsidiaries. Management is not aware of any claims against it or its subsidiaries which would have a material financial impact.

The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations.

Healthcare Reform

In March 2010, Congress adopted comprehensive health care insurance legislation, the Patient Care Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (“collectively, the “Health Care Reform Legislation”). The Health Care Reform Legislation, among other matters, is designed to expand access to health care coverage to substantially all citizens through a combination of public program expansion and private industry health insurance. Provisions of the Health Care Reform Legislation become effective at various dates over the next several years and a number of additional steps are required to implement these requirements. Due to the complexity of the Health Care Reform Legislation, reconciliation and implementation of the legislation continues to be under consideration by lawmakers, and it is not certain as to what changes may be made in the future regarding health care policies. Changes to existing Medicaid coverage and payments are also expected to occur as a result of this legislation. While the full impact of Health Care Reform Legislation is not yet fully known, changes to policies regarding reimbursement, universal health insurance and managed competition may materially impact the Company’s operations.

(10)	Related party transactions

The Company paid consulting fees to a board member which approximated $210,000 during 2011. The Company also paid approximately $924,000 and $470,000 for management services fees during 2011 and 2010, respectively, to the member and an affiliate of the member.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

(11)	Supplemental disclosures of cash flow statement information

	2011	2010
Cash paid during the year for:
Interest paid	$145,519	$121,627

Income taxes paid	$94,895	$296,195

During 2010, the Company sold land to the state of Texas, resulting in an increase to receivables of approximately $550,000.

(12)	Subsequent events

(a)	Property acquisitions

During January 2012, the Company finalized a purchase agreement to purchase the property of the Company’s facility in Detroit, Michigan. The property was previously leased by the Company. Under this agreement, the property included all real property, personal property and equipment and furniture for total consideration of approximately $6,000,000. The Company assumed debt of approximately $2,900,000 and paid the remaining consideration in cash. The Company also reclassed a receivable from the lessor related to HVAC additions amounting to $720,000 at December 31, 2011 to property and equipment. The receivable was included in long-term assets at December 31, 2011. Associated with this transaction, the Company also wrote-off an accumulated deferred rent liability related to this facility amounting to $627,000 as a reduction in rent expense during 2011.

During October 2012, the Company entered into a purchase agreement to purchase the property of the Company’s facility in Midland, Texas. The property was previously leased by the Company. Under this agreement, the property included all real property, personal property, equipment and furniture for total consideration of approximately $6,300,000, which was funded through a draw on the Company’s existing line of credit (see Note 5). The facility in Midland, Texas, Permian Basin, is accounted for within these consolidated financial statements as discontinued operations (see Note 12(b)).

(b)	Acadia acquisition

On November 21, 2012, the Company entered into an agreement with Acadia Healthcare Company, Inc. (“Acadia”) whereby Acadia will acquire the membership interest of the Company for approximately $145.0 million of cash consideration. The sale is expected to close by December 31, 2012.

Generally accepted accounting principles requires that all components of an entity that have been disposed of (by sale, by abandonment or in a distribution to owners) or are held for sale and whose cash flows can be clearly distinguished from the rest of the entity be presented as discontinued operations. In connection with the sale of the Company to Acadia, the Company will divest its Permian Basin facility. The results of operations of the Company’s Permian Basin facility have been reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

BEHAVIORAL CENTERS OF AMERICA, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

A summary of results from discontinued operations is as follows:

	2011	2010
Net revenue	$7,048,000	$4,116,000

Net loss from discontinued operations	$2,456,000	$3,216,000

Assets and liabilities associated with this facility which are included in the accompanying consolidated balance sheets as of December 31, 2011 and 2010 are approximately as follows:

	2011	2010
Current assets	$1,758,000	$1,052,000
Property and equipment	282,000	217,000
Other long-term assets	387,000	611,000

Total assets	$2,427,000	$1,880,000

Current liabilities	$291,000	$238,000
Other long-term liabilities	365,000	257,000

Total liabilities	$656,000	$495,000